Exhibit 5

December 7, 1994

AT&T Corp.
32 Avenue of the Americas
New York, NY 10013

Dear Sirs:

With reference to the registration statement on Form S-3 which AT&T Corp. (the "Company") proposes to file with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, registering 35,859,199 outstanding common shares (par value $1 per share) of the Company (the "Shares") which may be offered and sold by BT USA Holdings, Inc., I am of the opinion that:

1. the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York;

2. the Shares are legally issued, fully paid and nonassessable.

In giving the foregoing opinion, I have relied on an opinion of H. John Hokenson, General Attorney, AT&T Corp., to the undersigned and the Company, dated today.

I hereby consent to the filing of this opinion with the SEC in connection with the registration statement referred to above.

Very truly yours,

Marilyn J. Wasser
Vice President--Law
 and Secretary